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Broadridge’s Pay-for-Performance
Compensation Philosophy
October 2009
© 2009 Broadridge Financial Solutions, Inc. Broadridge and the Broadridge logo are registered trademarks of
Broadridge Financial Solutions, Inc.

1 Contents Our Pay-for-Performance Compensation Philosophy Pay-for-Performance in Practice Compensation and Corporate Governance Looking Ahead: Fiscal Year 2010 and Beyond

Our Pay-for-Performance Compensation Philosophy
Since our spin-off in April 2007, Broadridge has cultivated a strong commitment to “Pay-for-Performance” among our associates.  Our goals are:
Provide a clear “line of sight” and linkage between individual performance, organization performance and compensation
Attract, engage and retain the associates that help ensure our future success
Motivate and inspire associate behavior that fosters a high-
performance culture while maintaining a reasonable level of risk
Ensure that our associates are motivated to increase stockholder value

We believe that this pay-for-performance philosophy has been a major contributor to the financial performance of our business
1. TSR = Total Stockholder Return = Stock
Price Gain + Dividend Yield.
2. April 2, 2007 = first day of Broadridge
stock trading on the New York Stock
Exchange.
3. Source: Yahoo! Finance Historical Prices
for BR, using Closing Prices Adjusted for
Dividends and Splits
(http://finance.yahoo.com/q/hp?s=BR).
4. Source: Yahoo! Finance Historical Prices
for ^MID, using Closing Prices Adjusted for
Dividends and Splits
(http://finance.yahoo.com/q/hp?s=%5EMID).
Our Pay-for-Performance Compensation Philosophy
Broadridge TSR vs. S&P 400 Midcap Index
1
April 2, 2007 = 100.0
2
40
60
80
100
120
140
4/2/07 10/2/07 4/2/08 10/2/08 4/2/09 10/2/09
BR = 115.35
3
on 10/19/09
S&P 400 = 83.95
4
on 10/19/09

Pay-for-Performance in Practice - Bonuses
Every full-time Broadridge associate is eligible for some type of annual cash incentive
Hourly and non-supervisory associates are eligible for a World Class
Service
bonus, which is funded by meeting Client Satisfaction goals
•
Client Satisfaction surveys must show year-over-year improvement in average scores in order to receive a payment
Supervisory associates and above are eligible for a Management By
Objectives (MBO)
cash incentive plan
•
All associate MBO plans have both Non-GAAP Earnings Per Share
(EPS) and Client Satisfaction goals, along with other financial and operational objectives such as Revenue and Net Sales
•
Non-GAAP EPS has the highest weight, and funds the bonus pool

Year-over-year change in CEO bonus
Increased
Decreased

Broadridge

Pay-for-Performance in Practice - Bonuses
CEO FY09 Bonus:
Richard Daly’s MBO Cash Incentive payment decreased
14% in fiscal year 2009 vs. fiscal year 2008, despite an increase in
Broadridge’s Non-GAAP EPS
Fiscal year 2009 Non-GAAP EPS = $1.51, vs. $1.42 in fiscal year 2008 (6% growth)
According to a May 2009 article published by Towers Perrin, an independent compensation consultant, less than one-quarter of companies examined in the past year have taken this action
1. The fiscal year 2009 GAAP EPS was $1.58 and the fiscal year 2008 GAAP EPS was $1.36. In fiscal year 2009, this measure excluded the one-time gain from the purchase of $125.0 million principal amount of the Company’s 6.125% senior notes due 2017, and the one-time benefit from a state tax credit. In fiscal year 2008, this measure excluded one-time transition expenses and interest on new debt and other.
Pay-For-Performance Linkage
Source: Equilar, Inc. (via Towers Perrin ECR Onlne, May 2009)
Increased
Year-over-year change in company
performance
32%
Decreased
According to Towers Perrin, 58% of
companies they examined showed
year-over-year increases in net
income in the most recent fiscal
year.  Of those companies:
-- 34% increased the CEO bonus
payment vs. the previous year
-- 24% decreased the CEO bonus
payment vs. the previous year
With Richard Daly's FY09 bonus
payment, Broadridge was aligned
with the 24% that increased year-
over-year net income and paid their
CEO a lower bonus.
10% 34%
24%
1

Pay-for-Performance in Practice - Equity
Restricted Stock Units (RSUs):
Broadridge has granted over one million
RSUs per year to our associates
24% of our associate population received RSU grants in the past three years
(2007-2009)
70% of our RSU grants since the spin-off have been made to associates not at the executive officer level
RSUs vest as shares, creating employee owners
Performance-based vesting tied to two-year EPS goals for executive officers
Stock Options:
Multi-year effort underway to increase alignment between
stockholders and newly-created executive officers through a special stock option grant program
Described in a Form 8-K filed with the SEC on February 26, 2008
No special grants were given to these officers prior to the spin-off
Goal = 5% of total shares dedicated to ownership by the officer population
Most special stock options are premium-priced grants, with strike prices up to
20% above BR fair market value on the grant date, providing for lower accounting cost and higher hurdles for personal gain

Pay-for-Performance in Practice
72% of average Broadridge Named Executive Officer
compensation in fiscal year 2009 was “at-risk,” in the form of an annual cash incentive or equity grants (stock options and restricted stock units)
Over 80% of Richard Daly’s fiscal year 2009 pay was “at-risk”
In April 2008, the Broadridge Board of Directors approved
executive officer share ownership guidelines
The only stock options exercised among our executive officers since the spin-off are those that were scheduled to expire within three months of exercise -- Richard Daly converted his September 2009 net gain on exercised options into Broadridge shares
The Broadridge Board of Directors has also approved a Pre-
Clearance Trading Policy for the Company’s executive officers and directors
Broadridge officers and directors or their immediate family members cannot engage in any transaction in Broadridge securities without first obtaining the approval of the Company’s General Counsel

Compensation and Corporate Governance
Our four-member Compensation Committee, with the guidance of their independent compensation consultant, reviews and approves executive officer compensation every year
Salary: The Committee approved 0% fiscal year 2010 Officer merit increases
Annual cash incentive targets, goals, and measures are set at the beginning of each year
Long-term equity grants such as RSUs and Options, including the multi-year performance goals for RSU vesting
Executive-level benefits, policies, and programs
Through the compensation consultant, they use their select 18-company
Peer Group, a general industry group of companies with similar revenues, and select third-party surveys to evaluate market trends and compensation levels
Focus on discouraging excessive risk-taking through:
Multi-year vesting on equity grants
Multi-year performance period for earning RSUs
Officer stock ownership guidelines

Sales
Clients
Leverage
Margin
Solutions
VALUES

Broadridge

We believe that our reward programs are well-positioned to
reinforce our business strategy, as exemplified through our “Five
Pillars of Growth”
Accelerate Sales
Client Retention
Leverage Industry Position
Margin Improvement
Offer New Solutions
Annual earnings growth is expected to be driven by many strategic initiatives
Sales growth, especially recurring revenue sales
New Products developed internally
Strategic acquisitions
Looking Ahead: Fiscal Year 2010 and Beyond

To help foster this growth strategy, we have asked stockholders to approve an increase in the number of shares issuable under our Omnibus
Award Plan at our November annual meeting
Request of 2.5 million shares, of which no more than 1.5 million shares can be used as “full-share” grants such as RSUs
1.8% of total shares outstanding as of September 21, 2009 (record date for the November 2009 Annual Meeting)
Fiscal year 2010 special stock option grants are not included in this share issuance – those options are available under our existing share reserve
This increase in shares issuable will allow us to:
Continue with our existing RSU grant policy for the next 12 months (covers our planned October 2010 grant, and we will likely request additional shares at November 2010 annual meeting)
Make annual option grants for the next 24 months
Develop a share reserve for grants related to strategic new hires and acquisitions
We have a share repurchase plan in place to buy back shares to cover option exercises, reducing the Omnibus Award Plan’s dilutive effect
Looking Ahead: Fiscal Year 2010 and Beyond

Beyond fiscal year 2010, we expect that…
The special stock option grant process will be completed, with 5%
alignment goal achieved for executive officers
Broadridge options that were converted from ADP options at the time of the spin-off, 17 million in total, will be exercised
•
Average strike price of converted ADP options at the time of the spin-off was $18.62; October 20, 2009 Broadridge stock price = $21.82
•
Total share overhang decreases as a result
Our annual RSU grants will reinforce our employee ownership culture
•
30-month vesting schedule serves as a strong retention tool for associates
•
Manageable, consistent annual dilution (under 2% per year) and accounting cost
We will have a sufficient number of shares issuable under our
Omnibus Award Plan for strategic initiatives
•
Acquisitions
•
Officer and senior executive hires
Looking Ahead: Fiscal Year 2010 and Beyond